As filed with the Securities and Exchange Commission on February 21, 2023

Registration No. 333-269132

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED OPTOELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0533927 (I.R.S. Employer Identification Number)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(281) 295-1800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David C. Kuo

General Counsel and Corporate Secretary

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(281) 295-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Frank Wu

Haynes and Boone, LLP

1221 McKinney Street, Suite 4000

Houston, TX 77010

(713) 547-2572

(713) 236-5659 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-269132) of Applied Optoelectronics, Inc., filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2023 (the “Registration Statement”), is being filed for the purpose (i) to update the amount of the Unsold Securities covered by the prior registration statement on Form S-3 (File No. 333-234310), filed with the Commission on October 24, 2019 and declared effective on January 9, 2020 (the “Prior Registration Statement”), to reduce such amount from $185,000,000 to $184,555,434, which Unsold Securities are to be included on this Registration Statement pursuant to Rule 415(a)(6), and the amount included in the “Maximum Aggregate Offering Price” column and referenced in footnote (5) of Exhibit 107 is being adjusted accordingly; and (ii) to register new securities on this Registration Statement with an aggregate initial offering price of $444,566, and the amounts included in the “Maximum Aggregate Offering Price” and the “Amount of Registration Fee” columns and referenced in footnote (5) of Exhibit 107 are being adjusted accordingly.

In addition, the Exhibit Index included in Part II. Item 16 of the Registration Statement and Exhibit 107 (Calculation of Filing Fee Tables) are hereby amended and restated in their entirety, and this Amendment includes the updated consent of Grant Thornton LLP.

Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement, and all items of Part II, other than Item 16, have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Applied Optoelectronics, Inc.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed on November 14, 2013).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company’s Form 10-Q, filed on November 14, 2013).
4.1	Form of Common Stock Specimen (incorporated by reference to Exhibit 4.1 of the Company's Form 8-K, filed on November 14, 2016).
4.2*	Form of Certificate of Designation of Preferred Stock.
4.3*	Form of Warrant Certificate and Warrant Agreement.
4.4*	Form of Unit Agreement.
5.1**	Opinion of Haynes and Boone, LLP.
23.1**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
23.2+	Consent of Grant Thornton LLP.
24.1**	Power of Attorney (included on the signature page of the Registration Statement).
107+	Filing Fee Table.

We will file as an exhibit to a Current Report on Form 8-K any additional required opinions of counsel with respect to the legality of the securities offered hereby and any required opinion of counsel of Applied Optoelectronics, Inc. as to certain tax matters relative to the securities offered hereby.

*	To be filed, if necessary, by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an offering of the securities offered hereunder.

+	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas on the 21st day of February, 2023.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin CHIH-HSIANG (THOMPSON) LIN, President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 21, 2023.

APPLIED OPTOELECTRONICS, INC.

Signature	Date

/s/ Chih-Hsiang (Thompson) Lin CHIH-HSIANG (THOMPSON) LIN, President, Chief Executive Officer and Chairman of the Board of Director (principal executive officer)	February 21, 2023

/s/ Stefan J. Murry STEFAN J. MURRY Chief Financial Officer (principal financial officer and principal accounting officer)	February 21, 2023

/s/ Che-Wei Lin CHE-WEI LIN, Director	February 21, 2023

/s/ William H. Yeh WILLIAM H. YEH, Director	February 21, 2023

/s/ Richard B. Black RICHARD B. BLACK, Director	February 21, 2023

/s/ Cynthia (Cindy) DeLaney CYNTHIA (CINDY) DELANEY, Director	February 21, 2023

/s/ Elizabeth Loboa ELIZABETH LOBOA, Director	February 21, 2023

/s/ Min-Chu (Mike) Chen MIN-CHU (MIKE) CHEN, Director	February 21, 2023

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